Exhibit 32.1

CEO and CFO Certification

          In accordance with Section 906 of the Sarbanes-Oxley Act, the undersigned officers of Atlantic Tele-Network, Inc. (the “Company”) hereby certify that the Form 10-Q Quarterly Report of the Company for the period ended June 30, 2003 being filed today with the SEC fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act and that the information contained in said report fairly presents, in all material respects, the financial condition and results of operations of the Company.

ATLANTIC TELE-NETWORK, INC.

Date: August 11, 2003	/s/ CORNELIUS B. PRIOR, JR.

Cornelius B. Prior, Jr. Chief Executive Officer and Chairman of the Board

Date: August 11, 2003	/s/ MICHAEL T. PRIOR

Michael T. Prior Chief Financial Officer

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